UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 14, 2005
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or	(Commission File Number)	(IRS Employer Identification No.)
Other Jurisdiction
of Incorporation)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
The text set forth below under Item 2.03 is incorporated into this item by reference. Delphi Corporation (“Delphi”) has in the past entered into a number of agreements with the lenders described in Item 2.03 and certain of their affiliates. Prior to the DIP Credit Facility (defined below), Delphi had entered into a $2.825 billion Five Year Third Amended and Restated Credit Agreement, dated as of June 14, 2005 (as amended, the “Prepetition Facility”) with JPMorgan Chase Bank, N.A., as administrative agent, the lenders from time to time party thereto, Citicorp USA, Inc., as syndication agent, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint bookrunners for the revolving facility, J.P. Morgan Securities Inc., Citigroup Global Markets, Inc., and Deutsche Bank Securities Inc., as joint bookrunners for the term facility, and J.P. Morgan Securities Inc. and Citigroup Global Markets, Inc., as joint lead arrangers. In addition, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. were underwriters for previously issued debt securities and trust preferred securities. The trust preferred securities were issued by Delphi Trusts I and II and guaranteed by Delphi Corporation.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
In connection with Delphi’s and certain of its subsidiaries (the “Debtors”) previously reported voluntary filing of petitions for reorganization under chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (“Court”), on October 14, 2005, Delphi entered into a Revolving Credit, Term Loan and Guaranty Agreement (the “DIP Credit Facility”) to borrow up to $2.0 billion from a syndicate of lenders to be arranged by J.P. Morgan Securities Inc. and Citigroup Global Markets, Inc., for which JPMorgan Chase Bank, N.A. is the administrative agent (the “Administrative Agent”) and Citicorp USA, Inc., is syndication agent (together with the Administrative Agent, the “Agents”) with other roles to be determined. The DIP Credit Facility consists of a $1,750 million revolving facility and a $250 million term loan facility (collectively, the “DIP Loans”). On October 12, 2005, Delphi issued a press release announcing the Court approval of the Debtors’ “first day” motions (the “Third Press Release”), including interim approval to use up to $950 million of the Company’s $2.0 billion senior secured debtor-in-possession (DIP) financing. A copy of the Third Press Release was filed previously as an exhibit to the Form 8-K filed on October 14, 2005. On October 14, 2005 we borrowed $10.0 million. The Court has scheduled a hearing on October 27, 2005 to consider entry of the order granting final approval for the DIP Credit Facility (“Final Order”), including the authority to borrow the remaining amount. We intend to use these proceeds for working capital and other general corporate purposes.
The DIP Credit Facility carries an interest rate at the option of Delphi of either (i) the Administrative Agent’s Alternate Base Rate (as defined in the DIP Credit Facility) plus 1.50% or (ii) 2.5% above the Eurodollar base rate, which is the London Interbank Borrowing Rate (“LIBOR”). The LIBOR interest rate period can be set at a one, two, three or six-month period as selected by Delphi in accordance with the terms of the DIP Credit Facility. Accordingly, the interest rate will fluctuate based on the movement of the Alternate Base Rate or LIBOR through the term of the DIP Loans. The DIP Credit Facility will expire on the earlier of October 8, 2007 and the date of the substantial consummation of a Reorganization Plan that is confirmed pursuant to an order of the Court. Borrowings under the DIP Credit Facility are prepayable at Delphi’s option without premium or penalty.
The DIP Credit Facility provides the lenders with a first lien on substantially all material tangible and intangible assets of Delphi and its wholly-owned domestic subsidiaries (however, Delphi is only pledging 65% of the stock of its first tier foreign subsidiaries to the extent that, in its reasonable business judgment, adverse tax consequences would result) and further provides that amounts borrowed under the DIP Credit Facility will be guaranteed by substantially all of Delphi’s affiliated Debtors, each as debtor and debtor-in-possession.
The amount outstanding at any one time is limited by a borrowing base computation as described in the DIP Credit Facility. Borrowing base standards may be fixed and revised from time to time by the Administrative Agent in its reasonable discretion, with any changes in such standards to be effective 10 days after delivery of a written notice thereof to Delphi (or immediately, without prior written notice, during the continuance of an event of default).
The DIP Credit Facility includes affirmative, negative and financial covenants that impose restrictions on Delphi’s financial and business operations, including Delphi’s ability to, among other things, incur or secure other debt, make investments, sell assets and pay dividends or repurchase stock. So long as Facility Availability Amount (as defined in the DIP Credit Facility) is equal or greater than $500 million, compliance with the restrictions on investments, mergers and disposition of assets do not apply (except in respect of investments in, and dispositions to, direct or indirect domestic subsidiaries of Delphi that are not debtors-in-possession).
The covenants require Delphi to, among other things, (i) maintain a monthly cumulative minimum Global EBITDAR, as defined, for each period beginning on January 1, 2006 and ending on the last day of each fiscal month through November 30,

2006, as described in the DIP Credit Facility, and (ii) maintain a rolling 12-month cumulative Global EBITDAR for Delphi and its direct and indirect subsidiaries, on a consolidated basis, beginning on December 31, 2006 and ending on October 31, 2007 at the levels set forth in the DIP Credit Facility.
The DIP Credit Facility contains certain defaults and events of default customary for debtor-in-possession financings of this type. Upon the occurrence and during the continuance of any default in payment of principal, interest or other amounts due under the DIP Credit Facility, interest on all outstanding amounts is payable on demand at 2% above the then applicable rate.
A copy of the credit agreement for the DIP Credit Facility is attached hereto as Exhibit 99 (a).
ITEM 8.01 OTHER EVENTS
On October 17, 2005, Delphi issued a press release making several announcements related to executive compensation in connection with the chapter 11 business reorganization cases. A copy of the press release is attached hereto as Exhibit 99 (b).
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c)     Exhibits. The following exhibits are being filed as part of this report.

Exhibit
Number	Description

99 (a)	Revolving Credit, Term Loan and Guaranty Agreement, dated as of October 14, 2005, among Delphi Corporation (a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code) as Borrower, and the Subsidiaries of the Borrower named therein (each a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code) as Guarantors, and the Lenders Party Thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, and Citicorp USA, Inc. as Syndication Agent, and J.P. Morgan Securities Inc. and Citigroup Global Markets, Inc. as Joint Bookrunners and Joint Lead Arrangers.
99 (b)	Press Release of Delphi Corporation announcing changes in executive compensation, dated October 17, 2005.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: October 20, 2005
	By:	/s/ JOHN D. SHEEHAN
(John D. Sheehan,
Vice President and Chief Restructuring Officer, Chief Accounting Officer and Controller)

Exhibit Index

Exhibit
Number	Description

99 (a)	Revolving Credit, Term Loan and Guaranty Agreement, dated as of October 14, 2005, among Delphi Corporation (a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code) as Borrower, and the Subsidiaries of the Borrower named therein (each a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code) as Guarantors, and the Lenders Party Thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, and Citicorp USA, Inc. as Syndication Agent, and J.P. Morgan Securities Inc. and Citigroup Global Markets, Inc. as Joint Bookrunners and Joint Lead Arrangers.
99 (b)	Press Release of Delphi Corporation announcing changes in executive compensation, dated October 17, 2005.